Exhibit 5.1

                                                   November 19, 2001

Miravant Medical Technologies
336 Bollay Drive
Santa Barbara, CA  93117

         RE:  REGISTRATION STATEMENT ON FORM S-3

     We have acted as counsel for Miravant Medical Technologies (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") that relates to the issuance of up to $25,000,000 of Common Stock of the Company (the "Shares").

     In connection with the registration of the Shares, we have examined such documents, records and matters of law as we have deemed necessary to the rendering of the following opinion. Based upon that review, it is our opinion that upon receipt of payment in full therefor, the Shares being registered, when issued by the Company, will be validly issued, fully paid and non-assessable.

     The foregoing opinion is subject to the qualification that the Shares or any of them, when issued, will not when taken together with the then issued and outstanding capital stock of the Company, exceed the authorized capital stock of the Company.

     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the General Corporation Law of the State of Delaware, and the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                                          Very truly yours,

                                                WILSON SONSINI GOODRICH & ROSATI
                                                Professional Corporation

                                            /s/ Wilson Sonsini Goodrich & Rosati